Exhibit 99.1

E*TRADE Financial Corporation Announces First Quarter 2020 Results

ARLINGTON, Va.--(BUSINESS WIRE)--April 23, 2020--E*TRADE Financial Corporation (NASDAQ:ETFC):

First Quarter Results

  Net income of $181 million; net income available to common shareholders of $161 million
  Diluted earnings per common share of $0.72, which includes expenses of $23 million, or $0.10 per diluted share, related to the provision for credit losses, costs incurred as a result of the proposed merger with Morgan Stanley, and other items(1)
  Total net revenue of $707 million
  Average interest-earning assets of $56.7 billion; net interest margin of 282 basis points
  Daily Average Revenue Trades (DARTs) of 652,000 and derivative DARTs of 186,000 both Company records(2)
  Average margin receivables of $9.4 billion; end-of-period margin receivables of $7.3 billion
  Net new accounts of 363,000, a Company record(2)
  Net new retail and advisor services assets of $17.9 billion, a Company record(2)
  Capital return to shareholders(3) of $126 million, including share repurchases of $95 million and dividends of $31 million

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its first quarter ended March 31, 2020, reporting net income of $181 million, diluted earnings per common share of $0.72, and total net revenue of $707 million.

“The first quarter was truly extraordinary, as the global pandemic altered the dynamics of how we live and work, while rocking the financial markets—propelling volatility and testing multi-year lows across asset classes. We shattered customer activity records and generated unprecedented organic growth—January, February, and March represented our three highest individual trading months ever. In fact, the 42 highest trading days on record were all realized during the first quarter. Moreover, we generated unparalleled asset and account growth as new and existing customers shifted funds into E*TRADE. With over $18 billion of net new retail assets in the first quarter alone, we eclipsed all our previous yearly total flows, and grew retail accounts by 329,000 as we generated greater account growth in the month of March alone than we have in any previous full-year period. Further, we built on our leadership in the institutional channel, where we have generated more than $4 billion in new stock plan client implementations, bringing our last twelve month total to more than $20 billion contributing to more than $100 billion in total gross stock plan inflows,” said Mike Pizzi, Chief Executive Officer. “What makes this past quarter even more remarkable is that we have met this historic volume while concurrently adapting our operations to the pandemic crisis, to keep our employees and customers safe. We leveraged our digital-first capabilities to quickly move 99% of our team to remote settings, while demonstrating the robustness of our platforms, tools, and systems to meet peak customer demand in what may be one of the most challenging operating environments in the history of US financial markets.”

“We delivered solid financial results on top of the exceptional operating metrics,” said Chad Turner, Chief Financial Officer. “Robust trading-based revenue helped drive a sequential lift in revenue and net income, while a record influx of $14 billion in customer cash bolstered our earnings power. Our opportunistic investments in sales and marketing were evident in our record growth across metrics during the quarter, while the spike in customer activity drove an uptick in volume-related expenses—all areas we expect will remain elevated in the near-term, as we spend into growth. As always, we will remain vigilant on other controllable expenses as we seek to balance maximizing current operating margin with investing in our franchise. Furthermore, the current market environment creates a challenging backdrop for net interest income as multiple Fed rate cuts and a flight to quality has driven bond yields to all-time lows, pressuring incremental purchase yields.”

“For E*TRADE, the landscape-reshaping events taking place around us also coincide with significant changes unique to our Company, given our planned merger with Morgan Stanley,” continued Mike Pizzi. “This is a truly transformational transaction to join two preeminent financial institutions with tremendously complementing capabilities and strengths. I am humbled by the entire E*TRADE team, who continue to display unbelievable dedication, resiliency, and skill in delivering for our customers during such an acute period of challenges and uncertainty. New norms around stay-at-home orders and social distancing present challenges for all businesses, yet E*TRADE is well-positioned to continue meeting our customers’ needs, delivering the reliability, tools, resources, and guidance to help traders, investors, advisors, and corporations navigate these murky waters with confidence.”

The Company also declared a quarterly cash dividend of $0.14 per share on the Company's outstanding shares of common stock. The dividend is payable on May 19, 2020, to shareholders of record as of the close of business on May 13, 2020.

In lieu of a conference call, the Company published supplementary materials to its corporate website. Historical metrics and financials can also be found on the E*TRADE Financial corporate website at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including brokerage and banking products and services to traders, investors, stock plan administrators and participants and registered investment advisers (RIAs). Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Commodity futures and options on futures products and services are offered by E*TRADE Futures LLC (Member NFA). Managed Account Solutions are offered through E*TRADE Capital Management, LLC, a Registered Investment Adviser. Bank products and services are offered by E*TRADE Bank, and RIA custody solutions are offered by E*TRADE Savings Bank, both of which are federal savings banks (Members FDIC). Employee stock and student loan benefit plan solutions are offered by E*TRADE Financial Corporate Services, Inc. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE, E*TRADE Financial, E*TRADE Bank, E*TRADE Savings Bank, and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are forward looking, including statements regarding the Company's future plans and its ability to differentiate itself through the quality of customer experiences, deliver value for its customers and shareholders, pay additional dividends in the future and the proposed transaction with Morgan Stanley, are “forward-looking statements” within the meaning of the federal securities laws, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to: risks related to macro trends of the economy in general; market volatility and its impact on trading volumes; fluctuations in interest rates; potential system disruptions and security breaches; our ability to attract and retain customers and develop new products and services; increased competition; increased restrictions resulting from financial regulatory reform or changes in the policies of our regulators, including with respect to approval of any future dividend; the consummation of the proposed transaction with Morgan Stanley and the anticipated benefits thereof; adverse developments in litigation or regulatory matters; the timing and duration of, and the amount of cash expended in connection with dividend payments; the extent to which the coronavirus pandemic (COVID-19), and measures taken in response thereto, has had, and could have, an adverse effect on our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the outbreak and actions taken by governmental authorities to contain the financial and economic impact of the outbreak; and the other factors set forth in our annual report on Form 10-K, previously filed with the US Securities and Exchange Commission (including information under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2020 E*TRADE Financial Corporation. All rights reserved.

E*TRADE FINANCIAL CORPORATION
Consolidated Statements of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Revenue:
Interest income	$443	$475	$555
Interest expense	(43)	(60)	(63)
Net interest income	400	415	492
Commissions	71	56	122
Fees and service charges	203	181	118
Gains on securities and other, net	20	14	11
Other revenue	13	13	12
Total non-interest income	307	264	263
Total net revenue	707	679	755
Provision (benefit) for credit losses	6	(19)	(12)
Non-interest expense:
Compensation and benefits	168	171	164
Advertising and market development	56	53	54
Clearing and servicing	44	35	30
Professional services	23	30	22
Occupancy and equipment	36	37	32
Communications	29	29	15
Depreciation and amortization	23	23	21
FDIC insurance premiums	4	3	4
Amortization of other intangibles	15	15	15
Restructuring and acquisition-related activities	16	21	—
Other non-interest expenses	31	29	18
Total non-interest expense	445	446	375
Income before income tax expense	256	252	392
Income tax expense	75	80	102
Net income	$181	$172	$290
Preferred stock dividends	20	—	20
Net income available to common shareholders	$161	$172	$270

Basic earnings per common share	$0.73	$0.76	$1.10
Diluted earnings per common share	$0.72	$0.76	$1.09
Weighted average common shares outstanding:
Basic (in thousands)	222,295	224,712	246,252
Diluted (in thousands)	222,742	225,211	246,934

Dividends declared per common share	$0.14	$0.14	$0.14

E*TRADE FINANCIAL CORPORATION
Consolidated Balance Sheets
(In millions, except share data)
(Unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Cash and equivalents	$1,105	$750
Cash segregated under federal or other regulations	5,730	1,879
Available-for-sale securities	21,440	19,501
Held-to-maturity securities	25,090	21,969
Margin receivables	7,251	9,675
Loans receivable, net(4)	1,634	1,595
Receivables from brokers, dealers and clearing organizations	1,124	1,395
Property and equipment, net	339	339
Goodwill	2,509	2,510
Other intangibles, net	419	433
Other assets	1,215	1,370
Total assets	$67,856	$61,416

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$42,146	$38,606
Customer payables	15,960	12,849
Payables to brokers, dealers and clearing organizations	776	893
Corporate debt	1,411	1,410
Other liabilities	1,044	1,115
Total liabilities	61,337	54,873

Shareholders' equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 403,000 shares issued and outstanding at both March 31, 2020 and December 31, 2019, respectively; aggregate liquidation preference of $700 at both March 31, 2020 and December 31, 2019, respectively	689	689
Common stock, $0.01 par value, 400,000,000 shares authorized, 221,032,420 and 222,622,333 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	2	2
Additional paid-in-capital	4,318	4,416
Retained earnings	1,678	1,464
Accumulated other comprehensive loss	(168)	(28)
Total shareholders' equity	6,519	6,543
Total liabilities and shareholders' equity	$67,856	$61,416

Key Performance Metrics(5)
Corporate (dollars in millions)	Qtr ended 3/31/20	Qtr ended 12/31/19	Qtr ended 3/31/20 vs. 12/31/19	Qtr ended 3/31/19	Qtr ended 3/31/20 vs. 3/31/19

Operating margin %(6)	36%	37%	(1)%	52%	(16)%
Adjusted operating margin %(6)	37%	34%	3%	50%	(13)%

Employees	4,116	4,122	—%	4,105	—%

Return on common equity(7)	11%	12%	(1)%	19%	(8)%
Adjusted return on common equity(7)	12%	11%	1%	18%	(6)%
Common equity book value per share(8)	$26.38	$26.30	—%	$24.90	6%
Tangible common equity book value per share(8)	$15.26	$15.22	—%	$14.61	4%

Cash and equivalents	$1,105	$750	47%	$523	111%
Corporate cash(9)	$438	$645	(32)%	$329	33%

Average interest-earning assets	$56,662	$55,201	3%	$61,017	(7)%
Net interest margin (basis points)	282	301	(19)	323	(41)

Customer Activity (dollars in billions)	Qtr ended 3/31/20	Qtr ended 12/31/19	Qtr ended 3/31/20 vs. 12/31/19	Qtr ended 3/31/19	Qtr ended 3/31/20 vs. 3/31/19

Customer directed trades (MM)(10)	40.4	20.8	94%	17.4	132%
Trading days	62.0	63.0	N.M.	61.0	N.M.

DARTs(10)	651,746	330,821	97%	285,004	129%
Derivative DARTs(10)	186,065	111,326	67%	91,940	102%
Derivative DARTs %(10)	29%	34%	(5)%	32%	(3)%

Margin receivables	$7.3	$9.7	(25)%	$10.3	(29)%

Key Performance Metrics(5)
Customer Activity (dollars in billions)	Qtr ended 3/31/20	Qtr ended 12/31/19	Qtr ended 3/31/20 vs. 12/31/19	Qtr ended 3/31/19	Qtr ended 3/31/20 vs. 3/31/19

Gross new retail accounts	431,937	147,575	193%	162,237	166%
Gross new advisor services accounts(11)	6,932	6,702	3%	6,689	4%
Gross new corporate services accounts	92,485	76,877	20%	96,667	(4)%
Gross new accounts	531,354	231,154	130%	265,593	100%

Net new retail accounts	328,839	39,619	N.M.	80,830	307%
Net new advisor services accounts(11)	(3,745)	(2,203)	(70)%	(19)	N.M.
Net new corporate services accounts	38,120	14,955	155%	54,154	(30)%
Net new accounts	363,214	52,371	N.M.	134,965	169%

End of period retail accounts	5,498,596	5,169,757	6%	5,088,597	8%
End of period advisor services accounts(11)	144,453	148,198	(3)%	151,222	(4)%
End of period corporate services accounts	1,946,956	1,908,836	2%	1,817,983	7%
End of period accounts	7,590,005	7,226,791	5%	7,057,802	8%

Net new retail account growth rate	25.4%	3.1%	22.3%	6.5%	18.9%
Net new advisor services account growth rate(11)	(10.1)%	(5.9)%	(4.2)%	(0.1)%	(10.0)%
Net new corporate services account growth rate	8.0%	3.2%	4.8%	12.3%	(4.3)%
Net new total account growth rate	20.1%	2.9%	17.2%	7.8%	12.3%

Net new retail assets(12)	$18.3	$5.8	216%	$4.8	281%
Net new advisor services assets(11)(12)	(0.4)	(0.1)	(300)%	(0.1)	(300)%
Net new retail and advisor services assets	$17.9	$5.7	214%	$4.7	281%

Net new retail assets growth rate	20.2%	7.0%	13.2%	6.8%	13.4%
Net new advisor services assets growth rate(11)	(7.1)%	(2.3)%	(4.8)%	(3.5)%	(3.6)%
Net new retail and advisor services assets growth rate	18.8%	6.5%	12.3%	6.2%	12.6%

Retail Assets
Security holdings	$238.6	$291.7	(18)%	$261.1	(9)%
Cash and deposits	82.6	70.0	18%	60.7	36%
Retail assets	$321.2	$361.7	(11)%	$321.8	—%

Advisor Services Assets
Security holdings	$14.6	$19.0	(23)%	$18.2	(20)%
Cash and deposits	2.0	1.0	100%	1.0	100%
Advisor services assets(11)	$16.6	$20.0	(17)%	$19.2	(14)%

Corporate Services Assets
Vested equity holdings	$97.6	$110.9	(12)%	$92.1	6%
Vested options holdings	38.2	48.2	(21)%	48.5	(21)%
Corporate services vested assets	$135.8	$159.1	(15)%	$140.6	(3)%
Unvested holdings	113.7	136.7	(17)%	115.4	(1)%
Corporate services assets	$249.5	$295.8	(16)%	$256.0	(3)%

Total Customer Assets
Security holdings	$253.2	$310.7	(19)%	$279.3	(9)%
Cash and deposits(13)	84.6	71.0	19%	61.7	37%
Retail and advisor services assets	$337.8	$381.7	(12)%	$341.0	(1)%
Corporate services vested assets	135.8	159.1	(15)%	140.6	(3)%
Retail, advisor services, and corporate services vested assets	$473.6	$540.8	(12)%	$481.6	(2)%
Corporate services unvested holdings	113.7	136.7	(17)%	115.4	(1)%
Total customer assets	$587.3	$677.5	(13)%	$597.0	(2)%

Net (buy) / sell activity
Retail net (buy) / sell activity	$(1.9)	$2.0	N.M.	$(2.7)	N.M.
Advisor services net (buy) / sell activity	1.0	—	N.M.	(0.6)	N.M.
Net (buy) / sell activity	$(0.9)	$2.0	N.M.	$(3.3)	N.M.

Market Indices
Dow Jones Industrial Average	21,917	28,538	(23)%	25,929	(15)%
Nasdaq Composite	7,700	8,973	(14)%	7,729	—%
Standard & Poor's 500	2,585	3,231	(20)%	2,834	(9)%

Capital	Qtr ended 3/31/20	Qtr ended 12/31/19	Qtr ended 3/31/20 vs. 12/31/19	Qtr ended 3/31/19	Qtr ended 3/31/20 vs. 3/31/19

E*TRADE Financial
Tier 1 leverage ratio(14)	6.8%	6.9%	(0.1)%	6.7%	0.1%
Common Equity Tier 1 capital ratio(14)	29.3%	31.5%	(2.2)%	30.1%	(0.8)%
Tier 1 risk-based capital ratio(14)	35.1%	37.9%	(2.8)%	35.9%	(0.8)%
Total risk-based capital ratio(14)	35.1%	38.2%	(3.1)%	36.3%	(1.2)%

E*TRADE Bank
Tier 1 leverage ratio(14)	7.4%	7.2%	0.2%	7.1%	0.3%
Common Equity Tier 1 capital ratio(14)	35.8%	36.5%	(0.7)%	33.9%	1.9%
Tier 1 risk-based capital ratio(14)	35.8%	36.5%	(0.7)%	33.9%	1.9%
Total risk-based capital ratio(14)	35.8%	36.7%	(0.9)%	34.2%	1.6%

Average Balance Sheet Data
(dollars in millions)	Three Months Ended
	March 31, 2020			December 31, 2019
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$767	$2	1.01%	$369	$2	1.66%
Cash segregated under federal or other regulations	2,586	8	1.26%	1,453	7	1.94%
Investment securities	41,033	285	2.78%	40,862	303	2.97%
Margin receivables	9,361	94	4.04%	9,670	106	4.33%
Loans	1,564	21	5.36%	1,707	23	5.50%
Broker-related receivables and other	1,351	4	1.24%	1,140	5	1.66%
Total interest-earning assets	56,662	414	2.93%	55,201	446	3.22%
Other interest revenue(a)	—	29		—	29
Total interest-earning assets	56,662	443	3.13%	55,201	475	3.43%
Total non-interest earning assets	6,673			5,673
Total assets	$63,335			$60,874

Sweep deposits:
Brokerage sweep deposits	$31,641	$5	0.06%	$28,661	$5	0.08%
Bank sweep deposits(b)	3,307	13	1.63%	2,397	11	1.77%
Savings deposits	2,234	3	0.45%	5,991	20	1.26%
Other deposits	1,603	—	0.02%	1,601	—	0.03%
Customer payables	14,076	4	0.13%	11,940	6	0.18%
Broker-related payables and other	836	—	0.03%	957	—	0.14%
Other borrowings	5	1	N.M.	299	2	2.63%
Corporate debt	1,411	14	3.86%	1,410	13	3.87%
Total interest-bearing liabilities	55,113	40	0.29%	53,256	57	0.42%
Other interest expense(c)	—	3		—	3
Total interest-bearing liabilities	55,113	43	0.31%	53,256	60	0.45%
Total non-interest-bearing liabilities	1,861			1,255
Total liabilities	56,974			54,511
Total shareholders' equity	6,361			6,363
Total liabilities and shareholders' equity	$63,335			$60,874
Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$1,549	$400	2.82%	$1,945	$415	3.01%
(a)

Other interest revenue is earned on certain securities loaned balances. Interest expense incurred on other securities loaned balances is presented on the broker-related payables and other line item above.

(b)	Beginning November 2019, bank sweep deposits include Premium Savings Accounts participating in a sweep deposit account program.
(c)

Other interest expense is incurred on certain securities borrowed balances. Interest income earned on other securities borrowed balances is presented on the broker-related receivables and other line item above.

Average Balance Sheet Data	Three Months Ended
(dollars in millions)	March 31, 2019
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$607	$3	2.31%
Cash segregated under federal or other regulations	986	6	2.63%
Investment securities	46,968	365	3.10%
Margin receivables	9,766	126	5.24%
Loans	2,058	28	5.48%
Broker-related receivables and other	632	4	2.24%
Total interest-earning assets	61,017	532	3.50%
Other interest revenue(a)	—	23
Total interest-earning assets	61,017	555	3.65%
Total non-interest-earning assets	4,991
Total assets	$66,008

Sweep deposits:
Brokerage sweep deposits	$38,433	$20	0.21%
Bank sweep deposits(b)	—	—	—%
Savings deposits	4,968	15	1.22%
Other deposits	1,785	—	0.03%
Customer payables	10,462	9	0.34%
Broker-related payables and other	999	1	0.49%
Other borrowings	269	2	3.81%
Corporate debt	1,409	14	3.91%
Total interest-bearing liabilities	58,325	61	0.42%
Other interest expense(c)	—	2
Total interest-bearing liabilities	58,325	63	0.44%
Total non-interest-bearing liabilities	1,183
Total liabilities	59,508
Total shareholders' equity	6,500
Total liabilities and shareholders' equity	$66,008
Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$2,692	$492	3.23%
(a)

Other interest revenue is earned on certain securities loaned balances. Interest expense incurred on other securities loaned balances is presented on the broker-related payables and other line item above.

(b)	Beginning November 2019, bank sweep deposits include Premium Savings Accounts participating in a sweep deposit account program.
(c)

Other interest expense is incurred on certain securities borrowed balances. Interest income earned on other securities borrowed balances is presented on the broker-related receivables and other line item above.

Fees and Service Charges
(dollars in millions)	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Order flow revenue	$85	$54	$43
Money market funds and sweep deposits revenue(a)	60	69	21
Advisor management and custody fees	19	21	18
Mutual fund service fees	13	13	12
Foreign exchange revenue	9	9	8
Reorganization fees	4	6	6
Other fees and service charges	13	9	10
Total fees and service charges	$203	$181	$118
(a)

Includes revenue earned on average customer cash held by third parties based on the federal funds rate or LIBOR plus a negotiated spread or other contractual arrangements with the third-party institutions.

Explanation of Non-GAAP Measures

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Operating Margin

Adjusted operating margin is calculated by dividing adjusted income before income taxes by net revenue. Adjusted income before income taxes excludes the provision (benefit) for credit losses. Management believes that excluding the provision (benefit) for credit losses from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes these when evaluating operating margin performance. See endnote (6) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Adjusted Return on Common Equity

Adjusted return on common equity is calculated by dividing annualized adjusted net income available to common shareholders by average common shareholders' equity, which excludes preferred stock. Adjusted net income available to common shareholders excludes the after-tax impact of the provision (benefit) for credit losses. Management believes that excluding the provision (benefit) for credit losses from net income available to common shareholders provides a useful measure of the Company's ongoing operating performance because management excludes these when evaluating return on common equity performance. See endnote (7) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Tangible Common Equity Book Value per Share

Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (8) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and brokerage subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (9) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

It is important to note that these non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, measures prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Net income available to common shareholders of $161 million or $0.72 per diluted share for the three months ended March 31, 2020 includes expenses of $23 million, or $0.10 per diluted share, related to the following items (dollars in millions, except per share amounts):

	Pre-Tax	After-Tax	Per Share
	Amount	Amount	Amount
Provision for credit losses(a)	$(6)	$(4)	$(0.02)
Restructuring and acquisition-related activities(b)	(16)	(12)	(0.05)
Other non-interest expense(c)	(10)	(7)	(0.03)
Total	$(32)	$(23)	$(0.10)
(a)	Estimates of credit losses in our mortgage loan portfolio under the new guidance related to accounting for credit losses.
(b)	Merger related costs.
(c)	Impairment of certain technology assets.

(2) Records based on the period during which metric has been reported by the Company and exclude activity related to acquisitions.

(3) Capital return to shareholders represents the amount returned to shareholders through share repurchases and common stock dividends.

(4) The following table presents the allowance for credit losses (dollars in millions):

	Q1 2020	Q4 2019

Allowance for loan losses, beginning	$(17)	$(27)
Impact of CECL adoption(a)	114	—
(Provision) benefit for credit losses	(6)	19
Charge-offs (recoveries), net	(5)	(9)
Allowance for credit losses, ending	$86	$(17)
(a)

The Company adopted amended accounting guidance related to accounting for credit losses on January 1, 2020 and recognized an after-tax benefit of $84 million ($114 million pre-tax) as an adjustment to opening retained earnings. Prior year amounts related to the allowance for loan losses were not restated as the amended accounting guidance was adopted on a modified retrospective basis.

Loan servicing expense was $3 million, $3 million, and $3 million for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively.

(5) Amounts and percentages may not recalculate due to rounding. For percentage-based metrics, the variance represents the current period less the prior period. Net new account and asset growth rates have been annualized.

(6) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue. As noted above, adjusted operating margin is a non-GAAP measure. The following table provides a reconciliation of GAAP operating margin percentage to non-GAAP adjusted operating margin (dollars in millions):

	Q1 2020		Q4 2019		Q1 2019
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense and operating margin	$256	36%	$252	37%	$392	52%
Provision (benefit) for credit losses	6		(19)		(12)
Adjusted income before income tax expense and adjusted operating margin	$262	37%	$233	34%	$380	50%

(7) Return on common equity is calculated by dividing annualized net income available to common shareholders by average common shareholders' equity, which excludes preferred stock. As noted above, adjusted return on common equity is a non-GAAP measure. The following table provides a reconciliation of GAAP return on common equity percentage to non-GAAP adjusted return on common equity percentage (dollars in millions):

	Q1 2020		Q4 2019		Q1 2019
	Amount	Return on Common Equity %	Amount	Return on Common Equity %	Amount	Return on Common Equity %

Net income available to common shareholders and return on common equity	$161	11%	$172	12%	$270	19%
Add back impact of the following items:
Provision (benefit) for credit losses	6		(19)		(12)
Income tax impact	(2)		5		3
Net of tax	4		(14)		(9)
Adjusted net income available to common shareholders and return on common equity	$165	12%	$158	11%	$261	18%

(8) As noted above, tangible common equity book value and tangible common equity book value per share are non-GAAP measures. The following table provides a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q1 2020		Q4 2019		Q1 2019
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Common equity book value	$5,830	$26.38	$5,854	$26.30	$6,093	$24.90
Less: Goodwill and other intangibles, net	(2,928)		(2,943)		(2,961)
Add: Deferred tax liabilities related to goodwill and other intangibles, net	472		477		442
Tangible common equity book value	$3,374	$15.26	$3,388	$15.22	$3,574	$14.61

(9) As noted above, corporate cash is a non-GAAP measure. The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q1 2020	Q4 2019	Q1 2019
Consolidated cash and equivalents	$1,105	$750	$523
Less: Cash at regulated subsidiaries	(1,094)	(716)	(518)
Add: Cash on deposit at E*TRADE Bank(a)	427	611	324
Corporate cash	$438	$645	$329
(a)

Corporate cash includes the parent company's deposits placed with E*TRADE Bank. E*TRADE Bank may use these deposits for investment purposes; however, these investments are not included in consolidated cash and equivalents.

(10) Beginning in November 2019, the definition of DARTs was updated to reflect all customer-directed trades. This includes trades associated with no-transaction-fee mutual funds, options trades through the Dime Buyback Program, and all exchange-traded funds transactions (including those formerly classified as commission-free). DARTs is calculated by dividing these customer-directed trades by the number of trading days during the period. This update did not result in a significant impact to the presentation of DARTs, derivative DARTs, and derivative DARTs %. Prior periods have been updated to conform with the current period presentation.

(11) Q1 2020 advisor services accounts and assets include an outflow of 3,000 accounts and $425 million in assets related to the termination of a large adviser services client. Q4 2019 advisor services accounts and assets include a net reduction of 2,000 accounts and $390 million in assets from the sale of the self-directed IRA custodial business, consisted primarily of alternative assets that were not core to E*TRADE Advisor Services’ offering.

(12) Net new retail and advisor services assets exclude the effects of market movements in the value of retail and advisor services assets.

(13) The following table provides the components of total cash and deposits (dollars in billions):

	Q1 2020	Q4 2019	Q1 2019
Brokerage sweep deposits	$38.1	$27.9	$38.6
Bank sweep deposits(a)	0.7	6.4	—
Customer payables	16.0	12.8	10.6
Savings, checking, and other banking assets(a)	3.3	4.3	7.7
Total on-balance sheet customer cash and deposits	58.1	51.4	56.9
Brokerage sweep deposits at unaffiliated financial institutions(b)	15.4	16.9	3.0
Bank sweep deposits at unaffiliated financial institutions(c)	9.1	0.8	—
Money market funds and other	2.0	1.9	1.8
Total customer cash held by third parties(d)	26.5	19.6	4.8
Total customer cash and deposits	$84.6	$71.0	$61.7
(a)

Beginning November 2019, bank sweep deposits include Premium Savings Accounts participating in the bank sweep deposit account program. Savings, checking, and other banking assets included $1.0 billion and $3.8 billion of deposits at December 31, 2019 and March 31, 2019, respectively, in our Premium Savings Account product that were subsequently converted to the bank sweep deposit account program.

(b)

Average brokerage sweep deposit balances at unaffiliated financial institutions were $15.4 billion, $14.7 billion and $3.4 billion for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively. The Company received 148 bps, 179 bps and 221 bps, net of interest paid, on these balances for the same periods.

(c)

Average bank sweep deposits at unaffiliated institutions were $5.5 billion and $317 million for the three months ended March 31, 2020 and December 31, 2019, respectively. The Company received 8 bps and 6 bps, net of interest paid, on these balances for the same periods.

(d)

Customer cash held by third parties is held outside E*TRADE Financial and includes money market funds and sweep deposit accounts at unaffiliated financial institutions, net of deposit balances from unaffiliated financial institutions held on-balance sheet. Customer cash held by third parties is not reflected in the Company's consolidated balance sheet and is not immediately available for liquidity purposes.

(14) E*TRADE Financial and E*TRADE Bank's capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	E*TRADE Financial		E*TRADE Bank
	Q1 2020	Q4 2019	Q1 2020	Q4 2019
Shareholders’ equity	$6,519	$6,543	$3,529	$3,488
Deduct:
Preferred stock	(689)	(689)	—	—
Common Equity Tier 1 capital before regulatory adjustments	$5,830	$5,854	$3,529	$3,488
Add:
Losses in other comprehensive income on available-for-sale debt securities, net of tax	168	28	168	28
Deduct:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,456)	(2,466)	(273)	(276)
Disallowed deferred tax assets	(52)	(70)	(3)	—
Common Equity Tier 1 capital	$3,490	$3,346	$3,421	$3,240
Add:
Preferred stock	689	689	—	—
Tier 1 capital	$4,179	$4,035	$3,421	$3,240
Add:
Other	—	25	—	17
Total capital	$4,179	$4,060	$3,421	$3,257

Average assets for leverage capital purposes	$63,515	$60,968	$46,544	$45,320
Deduct:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,456)	(2,466)	(273)	(276)
Disallowed deferred tax assets	(52)	(70)	(3)	—
Adjusted average assets for leverage capital purposes	$61,007	$58,432	$46,268	$45,044

Total risk-weighted assets(a)	$11,920	$10,635	$9,554	$8,872

Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	6.8%	6.9%	7.4%	7.2%
Common Equity Tier 1 capital / Total risk-weighted assets(a)	29.3%	31.5%	35.8%	36.5%
Tier 1 capital / Total risk-weighted assets	35.1%	37.9%	35.8%	36.5%
Total capital / Total risk-weighted assets	35.1%	38.2%	35.8%	36.7%
(a)

Under the regulatory guidelines for risk-based capital, on-balance sheet assets, and credit-equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

Contacts

E*TRADE Media Relations
646-521-4418
mediainq@etrade.com

E*TRADE Investor Relations
646-521-4406
ir@etrade.com